                                                                   EXHIBIT (12)
                  DAYTON HUDSON CORPORATION AND SUBSIDIARIES
          COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
   RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
             SIX MONTHS ENDED JULY 31, 1999 AND AUGUST 1, 1998
                AND FOR THE FIVE YEARS ENDED JANUARY 30, 1999

                         (Millions of Dollars)

                                                     Six Months Ended                      Fiscal Year Ended
                                                   -------------------- ------------------------------------------------
                                                     Jul 31,    Aug 1,  Jan. 30,  Jan. 31,   Feb. 1,   Feb. 3,  Jan. 28,
                                                        1999      1998      1999      1998      1997      1996      1995
                                                   ---------- --------- --------- --------- --------- --------- --------
Ratio of Earnings to Fixed Charges:

Earnings:
 Consolidated net earnings before
    extraordinary charges  ........................    $ 422     $ 332   $   962   $   802   $   474   $   311  $   434
 Income taxes......................................      269       217       594       524       309       190      280
                                                    --------- --------- --------- --------- --------- --------- --------
    Total earnings before extraordinary charges ...      691       549     1,556     1,326       783       501      714
                                                    --------- --------- --------- --------- --------- --------- --------



Fixed charges:
 Interest expense..................................      202       209       421       437       464       461      439
 Interest portion of rental expense................       33        30        63        59        59        59       56
                                                    --------- --------- --------- --------- --------- --------- --------
    Total fixed charges............................      235       239       484       496       523       520      495
                                                    --------- --------- --------- --------- --------- --------- --------


Less:
 Capitalized interest..............................       (9)      (11)      (16)      (16)      (16)      (14)      (7)
                                                    --------- --------- --------- --------- --------- --------- --------

   Fixed charges in earnings.......................      226       228       468       480       507       506      488
                                                    --------- --------- --------- --------- --------- --------- --------

Earnings available for fixed charges...............    $ 917     $ 777   $ 2,024   $ 1,806   $ 1,290   $ 1,007  $ 1,202
                                                    --------- --------- --------- --------- --------- --------- --------
                                                    --------- --------- --------- --------- --------- --------- --------
Ratio of earnings before extraordinary charges
     to fixed charges..............................     3.91      3.26      4.18      3.65      2.46      1.94     2.43
                                                   ---------- --------- --------- --------- --------- --------- --------
                                                   ---------- --------- --------- --------- --------- --------- --------


Ratio of Earnings to Fixed Charges
  and Preferred Stock Dividends:

Total fixed charges, as above......................    $ 235     $ 239   $   484   $   496   $   523   $   520  $   495
Dividends on preferred stock
 (pre-tax basis)...................................       15        16        32        35        37        37       39
                                                   ---------- --------- --------- --------- --------- --------- --------
    Total fixed charges and preferred
      stock dividends..............................      250       255       516       531       560       557      534
                                                   ---------- --------- --------- --------- --------- --------- --------
Earnings available for fixed charges
 and preferred stock dividends.....................    $ 917     $ 777   $ 2,024   $ 1,806   $ 1,290   $ 1,007  $ 1,202
                                                   ---------- --------- --------- --------- --------- --------- --------
                                                   ---------- --------- --------- --------- --------- --------- --------

Ratio of earnings before extraordinary charges to
  fixed charges and  preferred stock dividends.....     3.67      3.05      3.92      3.40      2.30      1.81     2.25
                                                   ---------- --------- --------- --------- --------- --------- --------
                                                   ---------- --------- --------- --------- --------- --------- --------
